                                   Exhibit 21

                              LIST OF SUBSIDIARIES



                      Virtue of California, Inc. (INACTIVE)
                      2027 Harpers Way
                      Torrance, CA 90501

                      Delkay Plastics (INACTIVE)
                      2027 Harpers Way
                      Torrance, CA 90501